UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 28, 2015

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2015, BreedIT Corp (the "Registrant") entered into a separation agreement (the "Separation Agreement") with BreedIT Ltd., an Israeli company and the Registrant's majority-owned subsidiary ("BreedIT Israel"), BreedIT Israel's founder and minority stockholder, Dr. Oded Sagee ("Dr. Sagee") and Star Biotech Ltd, an Israeli company controlled by Dr. Sagee ("SB"). A copy of the Separation Agreement, dated August 28, 2015, is attached as exhibit 10.8 hereto.

The Registrant and Dr. Sagee agreed to enter into the Separation Agreement based upon the determination by the Registrant that it had fulfilled its obligation to fund up to but not more than $1 million on behalf of BreedIT Israel but was not willing to continue to fund BreedIT Israel as a result of the financial condition and result of operations of BreedIT Israel and the estimate of future revenues presented by Dr. Sagee.

In 2013, when the Registrant acquired its equity interest of sixty-six and two-thirds (66 2/3%) percent in BreedIT Israel (the "Equity Interest"), the parties agreed that the Registrant's investment would not exceed US$1 million and further agreed that the parties would re-evaluate the nature of their respective ownership interests after the amount of $1 million had been invested into BreedIT Israel.

Pursuant to the terms of the Separation Agreement, in consideration for the undertaking by Dr. Sagee and SB to: (i) assume and pay all liabilities of BreedIT Israel, which currently total approximately $115,000; and (ii) assume the obligation to fund the on-going operations of BreedIT Israel, thereby relieving the Registrant, as parent of BreedIT Israel, the Registrant agreed that its Equity Interest, evidenced by it 200 Ordinary Shares (the "Shares"), shall be diluted from sixty-six and two-thirds (66 2/3%) percent to nineteen (19%) percent.

The Separation Agreement further provides, among other provisions, as follows:

(i) Yoel Yogev, CEO and a director of the Registrant, will resign as a director of BreedIT Israel;
(ii) Oded Gilboa, CFO of the Registrant, will resign as CFO of BreedIT Israel;
(iii) The Registrant will deposit its Shares with a trustee, to be mutually agreed upon, which trustee will vote the Registrant's Shares in a manner determined by the board of directors of BreedIT Israel;
(iv) SB shall have the option to acquire the registrant's Shares for the sum of $50,000;
(v) In the event that the option is not exercised, SB shall pay the Registrant an amount equal to ten (10%) percent of BreedIT Israel's gross profits, for a period of three (3) years; and
(vi) The agreement of the Registrant to change its name without using the name BreedIT.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.8	Separation Agreement dated August 28, 2015, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BreedIt Corp.

By:	/s/ Yoel Yogev
Name:	Yoel Yogev
Title:	Chief Executive Officer

Date: August 28, 2015